UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 10, 2010

Oak Ridge Financial Services, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	000-52640	20-8550086
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Oak Ridge Road

P.O. Box 2

Oak Ridge, North Carolina 27310

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 644-9944

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Oak Ridge Financial Services, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 10, 2010. A total of 1,452,828 shares, or 81.10 % of the eligible voting shares, were voted. The following proposals were voted on by the shareholders:

Proposal 1

To elect two (2) persons to serve as directors of the Company until the 2013 Annual Meeting of Shareholders or until their successors are duly elected and qualified:

Name	For	Against	Abstain

Herbert M. Cole	851,172	0	43,405

John S. Olmsted	854,112	0	40,465

There were 558,251 broker non-votes for Proposal 1.

Proposal 2

To vote on a non-binding advisory resolution for approval of the executive compensation disclosed in the Proxy Statement:

For	Against	Abstain
1,378,224	66,222	8,382

There were no broker non-votes for Proposal 2.

Proposal 3

To ratify the appointment of Elliott Davis, PLLC, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010:

For	Against	Abstain
1,430,485	12,841	9,502

There were no broker non-votes for Proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE FINANCIAL SERVICES, INC.

Date: June 15, 2010	By:	/s/ Ronald O. Black
Ronald O. Black, President and
Chief Executive Officer